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                                                                       EXHIBIT 2

                      Articles of Merger and Plan of Merger

                               ARTICLES OF MERGER
                                       OF
               BUFFALO CAPITAL VIII, LTD., a Colorado Corporation
                                      INTO
              MOMENTUM HOLDINGS CORPORATION, a Delaware Corporation

         THESE ARTICLES OF MERGER (the "Articles") are made this 21st day of June, 2000, by and between BUFFALO CAPITAL VIII, LTD., a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and MOMENTUM HOLDINGS CORPORATION a Delaware corporation (hereinafter the "Surviving Corporation"), pursuant to the respective portions of the General Corporation Law of Delaware. The Principal Address of the Surviving Corporation is 36 West 25th Street, New York, NY 10010.

I. The Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, as hereinafter specified, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Colorado, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all the powers, privileges and franchises of the Non- surviving Corporation and shall assume and be liable for all of the debts and liabilities, if any, of the Non-surviving Corporation.

II. The merger shall become effective as of June 21, 2000.

III. Immediately prior to the effective date of the merger contemplated herein, the Non- surviving Corporation had 11,609,500 shares of its common stock issued and outstanding.


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Immediately prior to the date of the merger contemplated herein, the Surviving
Corporation had one share of its common stock issued and outstanding.

IV. As a result of the merger, all outstanding and issued shares of the Non-surviving Corporation's common stock shall be exchanged for the exact amount of shares of the Surviving Corporation.

V. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference as though its provisions were fully set forth herein.

VI. The Plan of Merger was submitted to the shareholders of the Non-Surviving Corporation and approved by a sufficient number of shareholders of the Non-Surviving Corporation on June 21, 2000 by a total of 9,477,501 shares out of a total of 11,609,500 shares entitled to vote thereon, with a total of 55,000 shares voting against the proposal and 7,500 shares voting to abstain. The sole shareholder of the Surviving Corporation unanimously approved the Plan on June 21, 2000.

         The undersigned respective President and Secretary of the Non-surviving Corporation and of the Surviving Corporation each hereby acknowledges that the execution of these Articles of Merger is the act and deed of the Corporation on whose behalf he executes these Articles and that the facts stated herein are true.

BUFFALO CAPITAL VIII, LTD.
a Colorado corporation


By:     ///Signed///                             By:    ///Signed///
   ---------------------                            -------------------
        President                                       Secretary

STATE OF New York        )
                         )  SS:
COUNTY OF Westchester    )

         On this 24th day of June , 2000, before me, a Notary Public, personally appeared Mark Balsam and Anthony R. Russo who acknowledged that they are the respective President and Secretary of BUFFALO CAPITAL VIII, LTD., and that each has executed the above instrument


               ///Signed///
            ----------------------
            NOTARY PUBLIC
            My Commission Expires:              STAMP


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MOMENTUM HOLDINGS CORPORATION
a Delaware corporation


By:     ///Signed///                             By:    ///Signed///
   ---------------------                            -------------------
        President                                       Secretary

STATE OF New York        )
                         )  SS:
COUNTY OF Westchester    )

         On this 24th day of June , 2000, before me, a Notary Public, personally appeared Mark Balsam and Anthony R. Russo who acknowledged that they are the respective President and Secretary of BUFFALO CAPITAL VIII, LTD., and that each has executed the above instrument

               ///Signed///
            ----------------------
            NOTARY PUBLIC
            My Commission Expires:              STAMP


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                          AGREEMENT AND PLAN OF MERGER
                                       OF
               BUFFALO CAPITAL VIII, LTD., a Colorado corporation
                                      INTO
              MOMENTUM HOLDINGS CORPORATION, a Delaware corporation

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 21st day of June, 2000 by and between BUFFALO CAPITAL VIII, LTD., a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and MOMENTUM HOLDINGS CORPORATION, a Delaware corporation (hereinafter referred to as the "Surviving Corporation"). Hereinafter the Non-surviving Corporation and Surviving Corporation shall be referred to as the "Corporations".

         WHEREAS, the respective Corporations desire to merge;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

I. Pursuant to the General Corporation Law of Delaware, the Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, the Non- surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Colorado, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities of the Non-surviving Corporation.

II. The Non-surviving Corporation's assets and liabilities shall otherwise become the assets and liabilities of the Surviving Corporation.


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III. The officers of the Corporations are authorized and directed to take all appropriate and necessary action to dissolve the Non-surviving Corporation under applicable law.

IV. This Agreement and Plan of Merger shall become effective as of June 21, 2000.

V. The state of incorporation of the Surviving Corporation after the effective date of the merger shall be the State of Delaware.

VI. The officers and directors of the Surviving Corporation after the effective date of the merger shall be the officers and directors of the Non-Surviving Corporation as prior to the effective date of the merger.

VII. The Surviving Corporation' s name after the merger's effective date shall remain the same.

VIII. The Articles of Incorporation of the Surviving Corporation shall serve as the Articles of Incorporation for the Surviving Corporation and Non-surviving Corporation as merged.

IX. The authorized capital shares of the Surviving Corporation, whether issued or unissued on the effective date of the merger, shall remain the same and not be converted into a different number or class of shares as a result of the merger.

X. Immediately prior to the effective date of the merger contemplated herein, the Non- surviving Corporation had 11,609,500 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

XI. As a result of the merger, all outstanding and issued shares of the Non-surviving


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Corporation's common stock shall be exchanged for all of the outstanding and issued shares of the Surviving Corporation. The Non-surviving Corporation's shares will then be canceled.

XII. The Non-surviving and Surviving Corporation shall take, or cause to be taken, all actions necessary, proper or advisable under the laws of the State of Delaware to consummate and make effective the merger.

XIII. It is intended that the transaction described herein qualifies as a change of domicile within the definition of Section 368 of the Internal Revenue Code of 1986, as amended.

         The undersigned President and Secretary of each of the parties hereto hereby acknowledge that the execution of this Agreement is the act and deed of the Corporation on whose behalf each executes this Agreement, and that the facts stated herein are true.

BUFFALO CAPITAL VIII, LTD.
a Colorado corporation


By:     ///Signed///                             By:    ///Signed///
   ---------------------                            -------------------
        President                                       Secretary

   MOMENTUM HOLDINGS CORPORATION
   a Delaware  corporation


By:     ///Signed///                             By:    ///Signed///
   ---------------------                            -------------------
        President                                       Secretary


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